         Exhibit 23(b) Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 11, 1997, with respect to the financial statements of Separate Account B, and February
9, 1996 (except Note 6, as to which the date is August 27, 1996) with respect to the financial statements of The Managed Global Account of Separate Account D in the Statement of Additional Information incorporated by reference from registration statement (Form N-4 No. 33-59261) filed with the Securities and Exchange Commission contemporaneously with this registration statement.
We also consent to the use of our report dated February 11, 1997, with respect to the financial statements of Golden American Life Insurance Company, and to the reference to our firm under the captions "Experts" and "Financial Statements" in the Prospectus included in this Amendment No. 8 to the Registration Statement (Form S-1 No. 33-87272) of Golden American Life Insurance Company.

Our audit also included the financial statement schedules of Golden American Life Insurance Company included in Item 16(b)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                          /s/Ernst & Young LLP

Des Moines, Iowa
April 24, 1997